Item 77Q1(g)
MUNDER SERIES TRUST
THE MUNDER @VANTAGE FUND
AGREEMENT AND PLAN OF REORGANIZATION, LIQUIDATION,
 DEREGISTRATION, TERMINATION, AND DISSOLUTION
THIS AGREEMENT AND PLAN OF REORGANIZATION, LIQUIDATION,
 DEREGISTRATION, TERMINATION, AND DISSOLUTION
(Agreement) is made as of this 14th day of August,
2007, by Munder Series Trust (MST), a Delaware
statutory trust  with its principal place of business
at 480 Pierce Street, Birmingham, Michigan 48009,
on behalf of the Munder Internet Fund
(Acquiring Fund), a separate series of MST, and by
the Munder @Vantage Fund (Acquired Fund), a Delaware
statutory trust with its principal place of business at
480 Pierce Street, Birmingham, Michigan 48009.
This Agreement is intended to be and is adopted as a
plan of reorganization and liquidation  within the
meaning of Section 368(a)(1) of the United States
Internal Revenue Code of 1986, as amended (Code).
The reorganization and liquidation will consist of (1)
the sale, assignment, conveyance, transfer and delivery
of all of the property and assets of the Acquired Fund
to the Acquiring Fund in exchange solely for shares of beneficial interest of Class A shares of the Acquiring
Fund (Acquiring Fund Shares) for the single class of outstanding shares of beneficial interest of the
Acquired Fund (Acquired Fund Shares), as described
herein, (2) the assumption by the Acquiring Fund of
all liabilities of the Acquired Fund, and (3) the
distribution of the Acquiring Fund Shares to the
shareholders of the Acquired Fund in complete
liquidation of the Acquired Fund, as provided herein (Reorganization), all upon the terms and conditions hereinafter set forth in this Agreement.
      WHEREAS, the Acquiring Fund is a series of MST,
a registered investment company classified as a
management investment company of the open-end type
under the Investment Company Act of 1940 (1940 Act);
      WHEREAS, the Acquired Fund is a Delaware
statutory trust duly organized as a closed-end
management investment company under the 1940 Act,
and the Acquired Fund owns securities that generally
are assets of the character in which the Acquiring
Fund is permitted to invest;
      WHEREAS, following the Reorganization, the
Acquired Fund will deregister as an investment
company in accordance with the rules and regulations
of the Securities and Exchange Commission
(Commission) and thereafter voluntarily terminate
the Acquired Fund and dissolve it in accordance with
the laws of the State of Delaware and the Acquired
Funds Declaration of Trust;
      WHEREAS, the Trustees of MST have determined,
with respect to the Acquiring Fund, that the sale,
assignment, conveyance, transfer and delivery of all
of the property and assets of the Acquired Fund for
Acquiring Fund Shares and the assumption of all
liabilities of the Acquired Fund by the Acquiring
Fund is in the best interests of the Acquiring Fund
and that the interests of the existing shareholders
of the Acquiring Fund would not be diluted as a result
of this transaction; and
      WHEREAS, the Trustees of the Acquired Fund have determined, with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and
delivery of all of the property and assets of the
Acquired Fund for Acquiring Fund Shares and the
assumption of all liabilities of the Acquired Fund by
the Acquiring Fund is in the best interests of the
Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;
      NOW, THEREFORE, in consideration of the premises
and of the covenants and agreements hereinafter set
forth, the parties hereto covenant and agree as
follows:
1. TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE
ACQUIRING FUND IN EXCHANGE FOR THE ACQUIRING FUNDS
SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES
AND THE LIQUIDATION OF THE ACQUIRED FUND
      1.1. Subject to requisite approvals of the
shareholders of the Acquired Fund and the other terms
and conditions herein set forth and on the basis of the representations and warranties contained herein, the
Acquired Fund agrees to sell, assign, convey, transfer
and deliver all of the property and assets of the
Acquired Fund, as set forth in paragraph 1.2, to the
Acquiring Fund, and the Acquiring Fund agrees in exchange therefore to: (i) deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares
corresponding to the value of the Acquired Fund Shares
as of the time and date set forth in paragraph 3.1
determined by dividing the value of the Acquired Funds
net assets, computed in the manner and as of the time
and date set forth in paragraph 2.1, by the net asset
value of Acquiring Fund Shares, computed in the manner
and as of the time and date set forth in paragraph 2.2;
and (ii) assume all liabilities of the Acquired Fund,
as set forth in paragraph 1.3.  Such transactions shall
take place on the date of the closing provided for
in paragraph 3.1 (Closing Date).
      1.2. The property and assets attributable to
the Acquired Fund to be acquired by the Acquiring Fund
shall consist of all property and assets, including,
without limitation, all rights, cash, securities,
commodities and futures interests and dividends or
interests receivable that are owned by the Acquired
Fund and any deferred or prepaid expenses shown as an
asset on the books of the Acquired Fund on the
Valuation Date as defined in paragraph 2.1
(collectively, Assets).  The Acquired Fund will sell,
assign, convey, transfer and deliver to the Acquiring
Fund any rights, stock dividends, or other securities,
if any, received by the Acquired Fund after the Closing
Date as stock dividends or other distributions on or
with respect to the Assets transferred, which rights,
stock dividends, and other securities shall be deemed
included in the Assets transferred to the Acquiring Fund
at the Closing Date and shall not be separately valued,
in which case any such distribution that remains unpaid
and/or have not been received by the Acquired Fund as
of the Closing Date shall be included in the
determination of the value of the Assets acquired by
the Acquiring Fund.
      1.3. The Acquired Fund will make reasonable
efforts to discharge all of its known liabilities and obligations prior to the Valuation Date. The Acquiring
Fund shall assume all of the liabilities of the
Acquired Fund, whether accrued or contingent, known or
unknown, existing at the Valuation Date
(collectively, Liabilities).  On or as soon as
practicable prior to the Closing Date, the Acquired
Fund will declare and pay to its shareholders of record
one or more dividends and/or other distributions so
that it will have distributed substantially all (and
in no event less than 98%) of its investment company
taxable income (computed without regard to any
deduction for dividends paid) and realized net capital
gain (after reduction for any available capital loss carryover), if any, for the current taxable year through the Closing Date.
      1.4. Immediately following the actions contemplated
by paragraph 1.1, the Trustees of the Acquired Fund shall
take such actions necessary to complete the liquidation
of the Acquired Fund. To complete the liquidation, the Trustees, on behalf of the Acquired Fund, shall (a)
distribute to the Acquired Funds shareholders of record
as of the Closing as defined in paragraph 3.1
(Acquired Fund Shareholders), on a pro rata basis,
the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1 and (b) completely liquidate.
Such distribution and liquidation will be accomplished
by the transfer of the Acquiring Fund Shares then credited
to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of Acquiring
Fund Shares to be so credited to the Acquired Fund
Shareholders shall be equal to the aggregate net asset
value of the Acquired Fund Shares owned by Acquired Fund Shareholders on the Closing Date. All issued and outstanding Acquired Fund Shares will simultaneously be canceled on the books of the Acquired Fund. The Acquiring
Fund will not issue certificates representing the
Acquiring Fund Shares in connection with the
Reorganization.
      1.5. Ownership of Acquiring Fund Shares will be
shown on the books of the Acquiring Funds Transfer
Agent, as defined in paragraph 3.3 hereof.
      1.6. Any reporting responsibility of the Acquired
Fund, including, but not limited to, the responsibility
for filing regulatory reports, tax returns, or other
documents with the Commission, any state securities
commission, and any federal, state or local tax
authorities or any other relevant regulatory authority,
is and shall remain the responsibility of the Acquired
Fund.
      1.7. As promptly as practicable following the Reorganization, the Acquired Fund will take all necessary action to effect its deregistration as an
investment company in accordance with the rules and
regulations of the Commission and shall subsequently voluntarily terminate the Acquired Fund and dissolve it in accordance with the requirements of the laws of
the State of Delaware and the Acquired Funds Declaration
of Trust.
2. VALUATION
      2.1. The value of the Assets shall be the value of
such Assets as of the close of business of the New York
Stock Exchange and after the declaration of any
dividends on the Closing Date (such time and date being
also referred herein as the Valuation Date), computed
using the valuation procedures set forth in Acquired
Funds then-current prospectus and statement of additional information, each as may be supplemented, and valuation procedures established by the Acquired Funds Board of
Trustees.
      2.2. The net asset value of an Acquiring Fund Share
shall be the net asset value per share computed with
respect to that class as of the Valuation Date, using
the valuation procedures set forth in the Acquiring
Funds then-current prospectus and statement of additional information, each as may be supplemented, and valuation procedures established by MSTs Board of Trustees.
      2.3. The number of the Acquiring Fund Shares to be
issued (including fractional shares, if any) in exchange
for the Acquired Funds Assets shall be determined by
dividing the value of the net Assets with respect to the
single class of outstanding shares of beneficial interest
of Acquired Fund Shares determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of Acquiring Fund Shares, determined using the same valuation procedures referred to in paragraph 2.2.
      2.4. All computations of value shall be made by State Street Bank and Trust Company, in its capacity as sub-administrator for MST and the Acquired Fund, and shall be subject to confirmation by Munder Capital Management
(MCM), the administrator for MST as well as the Acquired
Fund.
3. CLOSING AND CLOSING DATE
      3.1. The Closing Date shall be December 7, 2007, or
such other date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Agreement (Closing) shall be deemed to take place simultaneously as of the close of business on the Closing
Date unless otherwise agreed to by the parties.  The close
of business on the Closing Date shall be as of 4:00 p.m., Eastern Time. The Closing shall be held at the offices of MST.
      3.2. The Acquired Fund shall direct State Street Bank
and Trust Company, as custodian for the Acquired Fund (Custodian), to deliver to MST at the Closing a certificate of an authorized officer of the Custodian stating that (i) the Assets have been delivered in proper form to the Acquiring
Fund within five (5) business days prior to or on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Funds portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Fund, as the Custodian also serves as the custodian for the Acquiring Fund. Such presentation shall be made for examination no later than five (5) business days preceding the Closing
Date, and such certificates and other written instruments
shall be transferred and delivered by the Acquired Fund as
of the Closing Date for the account of the Acquiring Fund
duly endorsed in proper form for transfer in such condition
as to constitute good delivery thereof. The Custodian shall deliver to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Fund as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository, as defined in Rule
17f-4 under 1940 Act, in which the Acquired Funds Assets
are deposited, the Acquired Funds Assets deposited with
such depositories.  The cash to be transferred by the
Acquired Fund shall be delivered by wire transfer of
Federal funds on the Closing Date.
      3.3. The Acquired Fund shall direct PFPC, Inc., in
its capacity as transfer agent for the Acquired Fund
(Transfer Agent), to deliver to MST at the Closing a certificate of an authorized officer of the Transfer Agent stating that its records contain the names and addresses of each Acquired Fund Shareholder and the number and percentage ownership of Acquired Fund Shares owned by each such Acquired Fund Shareholder immediately prior to the Closing. The Secretary of MST shall confirm that (a) the appropriate number of Acquiring Fund Shares have been credited to the Acquired Funds account on the books of the Acquiring Fund pursuant to paragraph 1.1 prior to the actions contemplated by
paragraph 1.4 and (b) the appropriate number of Acquiring
Fund Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4. At the Closing MST shall execute such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as necessary to effect
the Reorganization.
      3.4. In the event that on the Valuation Date (a) the
New York Stock Exchange or another primary trading market
for portfolio securities of the Acquiring Fund (each,
an Exchange) shall be closed to trading or trading
thereupon shall be restricted, or (b) trading or the
reporting of trading on such Exchange or elsewhere shall
be disrupted so that, in the judgment of the Board of
Trustees of MST and the Board of Trustees of the Acquired
Fund, accurate appraisal of the value of the net assets of
the Acquiring Fund or the Acquired Fund is impracticable,
the Closing Date shall be postponed until the first
reasonably practicable Friday that is also a business day
after the day when trading shall have been fully resumed
and reporting shall have been restored.
4. SHAREHOLDER MEETING AND TERMINATION OF ACQUIRED FUND
      4.1. The Acquired Fund agrees to call a meeting of
its shareholders, to consider (a) transferring its Assets
to the Acquiring Fund as herein provided, (b) adopting this Agreement, and (c) authorizing the liquidation, deregistration and dissolution of the Acquired Fund.
      4.2. The Acquired Fund agrees that as soon as reasonably practicable after distribution of the Acquiring Fund Shares, the Acquired Fund shall (a) deregister as an investment company in accordance with the rules and regulations of the Commission, (b) thereafter voluntarily terminate and dissolve in accordance with the Delaware Statutory Trust Act and the Acquired Funds Declaration of Trust; (c) take such further actions in connection therewith as required by applicable law, and (d) on and after the Closing Date the Acquired Fund shall not conduct any business except in connection with its deregistration, termination and dissolution.
5. REPRESENTATIONS AND WARRANTIES
      5.1. Except as has been fully disclosed to the
Acquiring Fund prior to the date of this Agreement in a
written instrument executed by an officer of the Acquired
Fund, the Acquired Fund represents and warrants to the
Acquiring Fund as follows:
            (a) The Acquired Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Acquired Funds Declaration of Trust, as amended from time to time, to own all of its Assets and to carry on its business as it
is now being conducted;
            (b) The Acquired Fund is duly organized as a
closed-end management investment company registered under
the 1940 Act and the registration of the Acquired Funds
Shares under the Securities Act of 1933, as amended
(1933 Act), is in full force and effect;
            (c) No consent, approval, authorization, or
order of any court or governmental authority is required
for the consummation by the Acquired Fund of the
transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (1934 Act), the 1940 Act and state
securities laws;
            (d) The current prospectus and statement of
additional information of the Acquired Fund, as modified
by any information provided to shareholders in a subsequent annual or semi-annual report of the Acquired Fund pursuant to Rule 8b-16(b) of the 1940 Act, copies of which have
been furnished to the Acquiring Fund, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
            (e) On the Valuation Date, the Acquired Fund will have good and marketable title to the Assets of the Acquired Fund and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for
such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act;
            (f) The Acquired Fund is not engaged currently,
and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of its
Declaration of Trust or By-Laws or of any agreement,
indenture, instrument, contract, lease or other undertaking
to which the Acquired Fund, is a party or by which it is
bound, or (ii) the acceleration of any material obligation,
or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is
bound;
            (g) All material contracts or other commitments
of the Acquired Fund (other than this Agreement and certain investment contracts including options, futures, and forward contracts), including any commitments with respect to additional capital contributions to be made in connection with any of the Funds holdings of private investment
funds (as that term is used in the Funds then-current prospectus and statement of additional information), will be terminated or otherwise extinguished without liability
to the Acquired Fund on or prior to the Closing Date;
            (h) No litigation or administrative proceeding
or investigation of or before any court or governmental
body is presently pending or, to the knowledge of the
Acquired Fund, threatened against the Acquired Fund, with respect to the Acquired Fund or any of its properties or Assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct
of its business.  The Acquired Fund knows of no facts
which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court
or governmental body which materially and adversely affects
its business or its ability to consummate the transactions
herein contemplated;
            (i) The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund at June 30,
2007 have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, and are in accordance with accounting principles generally accepted in the
United States of America (GAAP) consistently applied,
and such statements present fairly, in all material
respects, the financial condition of the Acquired Fund
as of such date in accordance with GAAP, and there are
no known contingent liabilities of the Acquired Fund
required to be reflected on a balance sheet (including
the notes thereto) in accordance with GAAP as of such
date not disclosed therein;
            (j) Since June 30, 2007, there has not been
any material adverse change in the Acquired Funds
financial condition, Assets, liabilities or business,
other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness other than in the ordinary course in accordance with the Acquired Funds investment
restrictions.  For the purposes of this subparagraph
(j), a decline in net asset value per share of Acquired
Fund Shares due to declines in market values of
securities held by the Acquired Fund, the discharge of
the Acquired Funds liabilities, or the redemption of
Acquired Fund Shares by shareholders of the Acquired
Fund shall not constitute a material adverse change;
            (k) On the Closing Date, all federal and
other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns
and reports shall have been paid or provision shall have
been made for the payment thereof and, to the best
knowledge of the Acquired Fund, no such return is
currently under audit and no assessment has been asserted
with respect to such returns;
            (l) For each taxable year of its operation
(including the taxable year ending on the Closing Date),
the Acquired Fund has met (or will meet) the requirements
of Subchapter M of the Code for qualification as a
regulated investment company, has been (or will be) eligible to and has computed (or will compute) its Federal income
tax under Section 852 of the Code, and will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid) and
net capital gain (as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute all of
its investment company taxable income (computed without
regard to any deduction for dividends paid) and net capital gain (after reduction for any available capital loss carryover) for the period ending on the Closing Date;
            (m) All issued and outstanding Acquired Fund
Shares are, and on the Closing Date will be, duly and
validly issued and outstanding, fully paid and
non-assessable by the Acquired Fund and have been offered
and sold in every state, territory and the District of
Columbia in compliance in all material respects with
applicable registration requirements of the 1933 Act
and other securities laws.  All of the issued and
outstanding Acquired Fund Shares will, at the time of
Closing, be held by the persons and in the amounts set
forth in the records of the Transfer Agent, on behalf of
the Acquired Fund, as provided in paragraph 3.3.  The
Acquired Fund does not have outstanding any options,
warrants or other rights to subscribe for or purchase any
of the Acquired Fund Shares, nor is there outstanding any security convertible into any of the Acquired Fund Shares;
            (n) The execution, delivery and performance
of this Agreement and the transactions contemplated herein
have been duly authorized by all necessary action, if any,
on the part of the Trustees of the Acquired Fund, and
this Agreement constitutes a valid and binding obligation
of the Acquired Fund, enforceable in accordance with its
terms, subject, as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other laws
relating to or affecting creditors rights and to general
equity principles;
            (o) The information to be furnished by the
Acquired Fund for use in registration statements, proxy statements and other documents filed or to be filed with any Federal, state or local regulatory authority
(including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto; and
            (p) The combined proxy statement and prospectus (Proxy Statement) to be included in the Registration
Statement referred to in paragraph 6.6, insofar as it
relates to the Acquired Fund, will, on the effective
date of the Registration Statement and on the Closing
Date (i) not contain any untrue statement of a material
fact or omit to state a material fact required to be
stated therein or necessary to make the statements
therein, in light of the circumstances under which
such statements were made, not materially misleading,
provided, however, that the representations and
warranties of this subparagraph (p) shall not apply
to statements in or omissions from the Proxy Statement
and the Registration Statement made in reliance upon
and in conformity with information that was furnished
by the Acquiring Fund for use therein, and (ii) comply
in all material respects with the provisions of the
1933 Act, the 1934 Act, and the 1940 Act and the rules
and regulations thereunder.
      5.2. Except as has been fully disclosed to the
Acquired Fund prior to the date of this Agreement in a
written instrument executed by an officer of MST, MST,
on behalf of the Acquiring Fund, represents and warrants
to the Acquired Fund as follows:
            (a) The Acquiring Fund is duly organized as
a series of MST, which is a statutory trust duly
organized, validly existing, and in good standing under
the laws of the State of Delaware, with power under
MSTs Declaration of Trust, as amended from time to
time to own all of its properties and assets and to
carry on its business as it is now being conducted;
            (b) MST is a registered investment company
classified as a management company of the open-end type,
and its registration with the Commission as an investment company under the 1940 Act and the registration of the
Class A, Class B, Class C, Class K, Class R and Class Y Acquiring Fund Shares under the 1933 Act, is in full force and effect;
            (c) No consent, approval, authorization, or
order of any court or governmental authority is required
for the consummation by the Acquiring Fund of the
transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws;
            (d) The current prospectus and statement of
additional information of the Acquiring Fund and each prospectus and statement of additional information of the Acquiring Fund used at all times prior to the date
of this Agreement conforms or conformed at the time of
its use in all material respects to the applicable
requirements of the 1933 Act and the 1940 Act and the
rules and regulations of the Commission thereunder
and does not or did not at the time of its use include
any untrue statement of a material fact or omit to
state any material fact required to be stated therein
or necessary to make the statements therein, in light
of the circumstances under which they were made, not
materially misleading;
            (e) The Acquiring Fund is not engaged
currently, and the execution, delivery and performance
of this Agreement will not result, in (i) a material
violation of MSTs Declaration of Trust or By-Laws or
of any agreement, indenture, instrument, contract,
lease or other undertaking to which MST, on behalf of
the Acquiring Fund, is a party or by which it is bound,
or (ii) the acceleration of any material obligation, or
the imposition of any material penalty, under any
agreement, indenture, instrument, contract, lease,
judgment or decree to which MST, on behalf of the
Acquiring Fund, is a party or by which it is bound;
            (f) No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against MST, with respect to
the Acquiring Fund or any of the Acquiring Funds
properties or assets, that, if adversely determined,
would materially and adversely affect the Acquiring
Funds financial condition or the conduct of its
business.  MST, on behalf of the Acquiring Fund,
knows of no facts which might form the basis for
the institution of such proceedings and is not a
party to or subject to the provisions of any order,
decree or judgment of any court or governmental body
which materially and adversely affects the Acquiring
Funds business or its ability to consummate the
transactions herein contemplated;
            (g) The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets and
Schedule of Investments of the Acquiring Fund at June
30, 2007 have been audited by Ernst & Young LLP,
Independent Registered Public Accounting Firm, and
are in accordance with GAAP consistently applied, and
such statements present fairly, in all material
respects, the financial condition of the Acquiring Fund
as of such date in accordance with GAAP, and there are
no known contingent liabilities of the Acquiring Fund
required to be reflected on a balance sheet (including
the notes thereto) in accordance with GAAP as of
such date not disclosed therein;
            (h) Since June 30, 2007, there has not
been any material adverse change in the Acquiring
Funds financial condition, assets, liabilities or
business, other than changes occurring in the ordinary
course of business, or any incurrence by the Acquiring
Fund of indebtedness other than in the ordinary course
in accordance with the Acquiring Funds investment
restrictions.  For purposes of this subparagraph (h),
a decline in net asset value per share of the Acquiring
Fund Shares due to declines in market values of
securities held by the Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring
Fund Shares by shareholders of the Acquiring Fund, shall
not constitute a material adverse change;
            (i) On the Closing Date, all Federal and other
tax returns, dividend reporting forms, and other
tax-related reports of the Acquiring Fund required by
law to have been filed by such date (including any
extensions) shall have been filed and are or will be
correct in all material respects, and all Federal and
other taxes shown as due or required to be shown as
due on said returns and reports shall have been paid
or provision shall have been made for the payment
thereof, and to the best knowledge of MST, no such
return is currently under audit and no assessment has
been asserted with respect to such returns;
            (j) For each taxable year of its operation
(including the taxable year that includes the Closing
Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has
been eligible to (or will be eligible to) and has
computed (or will compute) its Federal income tax under
Section 852 of the Code, and has distributed all of
its investment company taxable income and net capital
gain (as defined in the Code) for periods ending
prior to the Closing Date;
            (k) All issued and outstanding Acquiring
Fund Shares are, and on the Closing Date will be,
duly and validly issued and outstanding, fully paid
and non-assessable by MST and have been offered and
sold in every state, territory and the District of
Columbia in compliance in all material respects with
applicable registration requirements of the 1933 Act
and other applicable state and federal securities laws.
The Acquiring Fund does not have outstanding any
options, warrants or other rights to subscribe for or
purchase any Acquiring Fund Shares, nor is there
outstanding any security convertible into any Acquiring
Fund Shares;
            (l) The Acquiring Fund Shares to be issued
and delivered to the Acquired Fund, for the account of
the Acquired Fund Shareholders, pursuant to the terms
of this Agreement, will on the Closing Date have been
duly authorized and, when so issued and delivered, will
be duly and validly issued Acquiring Fund Shares, and
will be fully paid and non-assessable by the Acquiring
Fund;
            (m) The execution, delivery and performance
of this Agreement, and the transactions contemplated
herein, have been duly authorized by all necessary
action, if any, on the part of the Trustees of MST, on
behalf of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of MST, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles;
            (n) The information to be furnished by the
Acquiring Fund for use in the registration statements,
proxy statements and other documents that may be necessary
in connection with the transactions contemplated hereby
shall be accurate and complete in all material respects
and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto;
            (o) The Proxy Statement to be included in the Registration Statement referred to in paragraph 6.6, (and any amendment or supplement thereto), insofar as it relates
to the Acquiring Fund and the Acquiring Fund Shares, will,
from the effective date of the Registration Statement and through the date of the meeting of shareholders of the
Acquired Fund contemplated therein and on the Closing Date
(i) not contain any untrue statement of a material fact or
omit to state a material fact required to be stated therein
or necessary to make the statements therein, in light of
the circumstances under which such statements were made,
not materially misleading, provided, however, that the representations and warranties of this subparagraph (o)
shall not apply to statements in or omissions from the
Proxy Statement and the Registration Statement made in
reliance upon and in conformity with information that
was furnished by the Acquired Fund for use therein,
and (ii) comply in all material respects with the
provision of the 1933 Act, the 1934 Act, and the 1940
Act and the rules and regulations thereunder.
6. COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED
FUND
      6.1. The Acquiring Fund and the Acquired Fund
each will operate its business in the ordinary course
between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary
dividends and distributions, and any other distribution
that may be advisable.
      6.2. The Acquired Fund will (a) send appropriate notification to its shareholders regarding the transactions contemplated by this Agreement, and (b) call a meeting of its shareholders to consider and act upon this Agreement
and to take all other action necessary to obtain approval
of the transactions contemplated herein.
      6.3. The Acquired Fund covenants that the Acquiring
Fund Shares to be issued hereunder are not being acquired
for the purpose of making any distribution thereof, other
than in accordance with the terms of this Agreement.
      6.4	The Acquired Fund covenants that, prior to the
Closing Date, it will take all actions necessary and appropriate to dispose of all portfolio holdings that are deemed to be private investment funds (as that term is used in the Funds current prospectus and statement of additional information).
      6.4. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund each will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
      6.5. The Acquiring Fund will prepare and file a Proxy Statement (referred to in paragraph 5.1(p)) to be included in a Registration Statement on Form N-14
(Registration Statement), in compliance with the 1933 Act, the 1934 Act and the 1940 Act. The Acquired Fund will provide to the Acquiring Fund such information regarding the Acquired Fund as may be reasonably necessary for the preparation of the Registration Statement.
      6.6. The Acquiring Fund and the Acquired Fund each shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
      6.7. The Acquired Fund shall execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as may be necessary or desirable in order to (i) vest in and confirm (a) the Acquired Funds title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the title and possession of MST, on behalf of the Acquiring Fund, of all the Assets and (ii) to otherwise to carry out the intent and purpose of this Agreement.
      6.8. The Acquired Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED
FUND
      The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at the election of its Board of Trustees, to the performance by MST, on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:
      7.1. All representations and warranties of MST, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
      7.2. MST, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Fund an Assumption of Liabilities, certified by an officer of the Acquiring Fund, dated as of the Closing Date pursuant to which MST, on behalf of the Acquiring Fund, assumes all of the Liabilities of the Acquired Fund existing on the Valuation Date;
      7.3. MST, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed by MSTs President or Vice President and its Treasurer or
Assistant Treasurer and dated as of the Closing Date to the effect that the representations and warranties of MST, on behalf of the Acquiring Fund, made in this Agreement are true and correct at and as of the Closing
Date, except as they may be affected by the transactions contemplated by this Agreement;
      7.4. MST, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by MST, on behalf of the Acquiring Fund, on or before the Closing Date; and
      7.5. The number of full and fractional Acquiring
Fund Shares to be issued in connection with the Reorganization shall have been calculated in accordance with paragraph 1.1.
8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
FUND
      The obligations of MST, on behalf of the Acquiring
Fund, to complete the transactions provided for herein shall be subject, at MSTs election, to the performance by the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
      8.1. All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
      8.2. The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Assets and Liabilities of the Acquired Fund, as of the Closing
Date, certified by the Treasurer of the Acquired Fund;
      8.3. The Acquired Fund shall have delivered to the Acquiring Fund a certificate executed in the name of the Acquired Fund by its President or Vice President and its Treasurer or Assistant Treasurer and dated as of the Closing Date to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;
      8.4. The Acquired Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Fund on or before the Closing Date.
      8.5. The number of full and fractional Acquiring
Fund Shares to be issued in connection with the Reorganization shall have been calculated in accordance with paragraph 1.1; and
      8.6. The Acquired Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders
(i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.
9. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND AND THE ACQUIRED FUND
      If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Fund or MST, on behalf of the Acquiring
Fund, the other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:
      9.1. The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Declaration of Trust and By-Laws of the Acquired Fund, applicable Delaware law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, the Acquired Fund may not waive the conditions set forth in this paragraph 9.1;
      9.2. On the Closing Date no action, suit or other proceeding shall be pending or, to the knowledge of MST and/or the Acquired Fund, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
      9.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by MST and by the Acquired Fund, to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund;
      9.4. The Registration Statement shall have become effective under the 1933 act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceedings for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933
Act; and
      9.5. MST and the Acquired Fund shall have received the opinion of Dechert LLP, counsel to MST and the Acquired Fund, addressed to MST and to the Board of Trustees of the Acquired Fund, respectively, substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for federal income tax purposes. The delivery of such opinion is conditioned upon receipt by Dechert LLP, counsel to MST and to the Acquired Fund, of representations it shall request of MST and of the Acquired Fund. Notwithstanding anything herein to the contrary, MST and the Acquired Fund may not consummate the transactions contemplated by this Agreement if this condition is not satisfied.
10. INDEMNIFICATION
      10.1. MST, out of the Acquiring Funds assets and property (including any amounts paid to the Acquiring
Fund pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the Acquired Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Funds may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Acquiring Fund is not in violation of any applicable law.
      10.2. The Acquired Fund, out of its Assets and property (including any amounts paid to the Acquired
Fund pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the Acquiring Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Acquired Fund is not in violation of any applicable law.
11. BROKERAGE FEES AND EXPENSES
      11.1. The Acquired Fund and MST, on behalf of the Acquiring Fund, represent and warrant that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein other than any brokerage fees and expenses in connection with the Reorganization as set forth in paragraph 11.2.
      11.2. The expenses relating to the proposed
Reorganization will be borne solely by MCM and its affiliates. No such expenses shall be borne by the Acquired Fund or the Acquiring Fund, except for brokerage fees and expenses incurred in connection with the Reorganization, including without limitation any fees and expenses incurred by the Acquired Fund in connection with disposing of its holdings of private investment funds pursuant to paragraph 6.4 of this Agreement. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation and filing of the Registration Statement, printing and distribution of the Proxy Statement, legal fees, accounting fees, securities registration fees, and expenses of holding shareholder meetings.
Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section
851 of the Code.
12. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
      12.1. MST, on behalf of the Acquiring
Fund, and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein, and this Agreement constitutes the entire agreement between the Acquiring Fund and the Acquired Fund with respect to the Reorganization.
      12.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of the Acquired Fund and Acquiring Fund in Section 10 shall survive the Closing.
13. TERMINATION
      This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of MSTs Board of Trustees and/or the Acquired Funds Board of Trustees, at any time prior to the Closing Date, if circumstances should develop that, in its opinion, make proceeding with the Agreement inadvisable.
14. AMENDMENTS
      This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of MST and the officers of the Acquired Fund provided, however, that following the meeting of the shareholders of the Acquired Fund called by the Acquired Fund pursuant to paragraph 6.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.
15. HEADINGS; GOVERNING LAW; SEVERABILITY;
ASSIGNMENT; LIMITATION OF LIABILITY
      15.1. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      15.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.
      15.3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
      15.4. This Agreement may be executed in
any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.
[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be
executed as of the date first above written.

MUNDER SERIES TRUST, on behalf of its MUNDER
INTERNET FUND series
By: 	/s/ Stephen J. Shenkenberg
Name: 		Stephen J. Shenkenberg
Title:	Vice President, Secretary & CCO
THE MUNDER @VANTAGE FUND
By: 	/s/ Stephen J. Shenkenberg
Name: 		Stephen J. Shenkenberg
Title:	Vice President, Secretary & CCO
With respect to Paragraph 11.2 of this
Agreement, Accepted and Acknowledged by:
MUNDER CAPITAL MANAGEMENT
By: 	/s/ Peter K. Hoglund
Name: 		Peter K. Hoglund
Title:	       Managing Director, CAO
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